Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 2007 relating to the financial statements which appears in General Moly, Inc.’s Annual Report on Form 10-KSB/A for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado

February 8, 2008